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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      CVF Corporation (formerly CVF Corp.)
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             (Exact name of registrant as specified in its charter)



                   Nevada                                     None
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(Province of incorporation or organization)              (I.R.S. Employer
                                                        Identification No.)



300 International Drive, Suite 100, Willamsville, New York         14221
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       (Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),

     check the following box.  [ X ]

Securities to be registered pursuant to Section 12(b) of the Act:


              Title of each class        Name of each exchange on which
              to be so registered           each class is registered
           --------------------------    ------------------------------
                 Common Shares               American Stock Exchange
           par value $0.001 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1. Description of Registrant's Securities to be Registered

     The description of the common shares, par value $0.001 per share, of CVF Corporation (formerly CVF Corp.), a Nevada corporation (the "Company"), set forth under the caption "Securities Being Offered - Common Shares" in the Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on February 12, 1997 (as amended on February 26, 1997, May 30, 1997 and August 21, 1997), is incorporated herein by reference.


Item 2. Exhibits

All exhibits required by instruction II to Item 2 will be supplied to the American Stock Exchange.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CVF CORPORATION



                                     By:  /s/ JEFFREY DREBEN
                                        ---------------------------------------
                                                Name:  Jeffrey Dreben
                                                Title: President and
                                                       Chief Executive Officer





Dated:  January 26, 1998